Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com
For Immediate Release
MasTec Continues its Diversification Strategy by Acquiring the Assets of Nsoro, LLC
Coral Gables, FL (August 6, 2008) — MasTec, Inc. (NYSE: MTZ) today announced that it has acquired the assets and liabilities of Nsoro, LLC, a private company specializing in wireless infrastructure management and construction. MasTec paid $17.5 million in cash plus an earn out and assumed debt related to a working capital line. Nsoro is headquartered in Atlanta, Georgia, and had revenue of approximately $70 million in 2007.
Jose Mas, MasTec’s President and CEO noted, “The acquisition of Nsoro’s business is a strategic addition to MasTec. Wireless voice, video and data traffic have all grown dramatically as consumers have embraced the convenience and higher speeds of mobile network access. As consumers continue to push for more integration of content into their wireless devices, the bandwidth requirements keep expanding. As a result, our large communications customers have announced major wireless spending plans to keep up with this growing market opportunity.”
Mr. Mas concluded, “We were impressed with the quality of the Nsoro team and expect Nsoro’s revenue to grow dramatically in the next few years as it supports wireless infrastructure upgrades. We expect Nsoro to be accretive in 2009.”
Nsoro’s experienced management team will remain in place after the acquisition, and Darrell Mays, Nsoro’s Founder, President and CEO noted, “We are excited about joining the MasTec team. We have strong relations with our customers, and by combining with MasTec, we will expand our ability to grow in this rapidly expanding market.”
Additional details of the transaction and associated risks are included in the 8-K which is being furnished to the SEC concurrently with this press release.
MasTec is a leading specialty contractor operating mainly throughout the United States across a range of industries. The Company’s core activities are the building, installation, maintenance and upgrade of communication and utility infrastructure systems. The Company’s corporate website is located at www.mastec.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenues, margins and earnings per share may differ from that projected; that our expectations and estimates concerning acquired businesses, including our ability to successfully manage the operational challenges, risks and integration of any such acquisition, may differ from our expectations; that in connection with the acquisition from Nsoro, we will be able to maintain and grow the customer relationship with Nsoro’s principal customer, which made up substantially all of its revenue at the time of the acquisition; that we may be impacted by business and economic conditions affecting us or our customers, including economic downturns, and increases in fuel, maintenance, materials and other costs, reduced capital expenditures, consolidation and technological and regulatory changes in the industries we serve; any liquidity issues related to our securities held for sale; material changes in estimates for legal costs or case settlements; adverse determinations on any claim, lawsuit or proceeding; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers to terminate or reduce the amount of work, or in some cases prices paid for services under many of our contracts; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; any exposure related to our recently sold DOT projects and assets; restrictions imposed by our credit facility and senior notes; the outcome of our plans for future operations, growth, and services, including backlog and acquisitions; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.